GUARANTY

THIS GUARANTY is executed by the undersigned and delivered to MEDICAL RESOURCES, INC. (“Seller”) as of March 7th, 2007.

In consideration of, and as an inducement to, Seller to sell all its customer accounts and account agreements (collectively, the “Assets”) to PREMIER MEDICAL SERVICES, LLC (the “Purchaser”) and enter into the Asset Purchase Agreement executed simultaneously herewith, the undersigned hereby guarantees to Seller, and its successors and assigns, that the Purchaser shall timely and fully satisfy its monetary obligation to pay Seller 30% of Purchaser’s gross collections as required under Section 2.1 of the Asset Purchase Agreement. This is a guaranty of payment and not of collection. The undersigned must render any payment guaranteed herein, upon demand, if Purchaser fails or refuses to do so. For so long as the Purchaser is subject to any liability or obligation guaranteed hereunder, this guaranty is continuing and irrevocable. Except as expressly required above, the undersigned is not guarantying any other obligation of the Purchaser, including any shortfall payment owed under the last 2 sentences of Section 2.1 of the Asset Purchase Agreement.

GUARANTOR:

PREMIER MEDICAL GROUP, INC.

/s/ James Gaetz
Print Name: James Gaetz
Title: President